EX-99.906CERT

certification

Jeffrey Dunham, President, and Denise Iverson, Treasurer of Monthly Distribution Fund; Corporate/Government Bond Fund; High-Yield Bond Fund; Dynamic Macro Fund; Long/Short Credit Fund; Large Cap Value Fund; Focused Large Cap Growth Fund; Real Estate Stock Fund; International Stock Fund; Small Cap Value Fund; Small Cap Growth Fund; Emerging Markets Stock Fund; Floating Rate Bond Fund and International Opportunity Bond Fund.

1.       The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2019 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                                       Principal Financial Officer/Treasurer

Dunham Funds                                                                           Dunham Funds.

/s/ Jeffrey Dunham                                                                       /s/ Denise Iverson

Jeffrey Dunham                                                                            Denise Iverson

Date: 1/8/2020                                                                        Date: 1/8/2020

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Dunham Funds and will be retained by Dunham Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.